Exhibit 99.1

Coldwater Creek Provides Financial Guidance for Fiscal Year 2006

Sandpoint, ID, Feb. 1, 2006 – Coldwater Creek Inc. (Nasdaq: CWTR) today announced financial guidance for fiscal year 2006. All per share amounts reflect a 50 percent stock dividend having the effect of a 3-for-2 stock split declared by the Board of Directors on December 10, 2005.

Net Sales

•	Net sales for the full year in fiscal 2006 are expected to be in the range of $915 to $940 million

•	Net sales for the first fiscal quarter of 2006 are expected to be in the range of $180 to $185 million

•	Net sales for the second fiscal quarter of 2006 are expected to be in the range of $180 to $185 million

•	Net sales for the third fiscal quarter of 2006 are expected to be in the range of $230 to $235 million

•	Net sales for the fourth fiscal quarter of 2006 are expected to be in the range of $325 to $335 million

Earnings Per Share

•	Diluted earnings per share for the full year in fiscal 2006 are expected to be in the range of $0.56 to $0.60, including an anticipated cost of approximately $0.02 per share associated with the company’s Coldwater Creek Spa test of six locations and an anticipated cost of approximately $0.02 per share associated with expensing stock-based compensation

•	Diluted earnings per share for the first fiscal quarter of 2006 are expected to be in the range of $0.09 to $0.10

•	Diluted earnings per share for the second fiscal quarter of 2006 are expected to be in the range of $0.08 to $0.09

•	Diluted earnings per share for the third fiscal quarter of 2006 are expected to be in the range of $0.14 to $0.15

•	Diluted earnings per share for the fourth fiscal quarter of 2006 are expected to be in the range of $0.25 to $0.26

Capital Expenditures

•	Capital expenditures for the full year in fiscal 2006 are expected to be approximately $90 million, primarily associated with the company’s retail store expansion and store-related expenditures and, to a lesser extent, investments in information technology, the Coldwater Creek Spa test and other corporate-related capital expenditures

National Brand Advertising

•	The company plans to spend approximately $22 million on national brand advertising in fiscal 2006, primarily using inserts in major national women’s magazines

•	This compares with approximately $14 million spent on national brand advertising in fiscal 2005

Retail Store Openings

•	As previously announced, the company plans to open a total of approximately 65 stores for the full year in fiscal 2006

•	Approximately 11 stores are scheduled to open in the first fiscal quarter of 2006

•	Approximately 10 stores are scheduled to open in the second fiscal quarter of 2006

•	Approximately 34 stores are scheduled to open in the third fiscal quarter of 2006

•	Approximately 10 stores are scheduled to open in the fourth fiscal quarter of 2006

Catalog Circulation

•	The company plans to mail approximately 117 million catalogs for the full year in fiscal 2006, of which, approximately 19 million will be the Coldwater Creek Catalog, designed to promote retail store traffic

•	This compares with approximately 109 million catalogs mailed in fiscal 2005, of which, approximately 11 million were associated with the retail store-focused Coldwater Creek Catalog

Sales Channel Mix

•	The company anticipates that, at the end of fiscal 2006, its sales mix will be comprised of approximately 70 percent retail stores, 20 percent Internet and 10 percent catalogs

Direct Sourcing

•	As previously announced, the company anticipates that approximately 30 percent of its merchandise will be sourced directly from manufacturers in fiscal 2006

•	This compares with approximately 15 percent of merchandise sourced directly from manufacturers in fiscal 2005

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Contact:

COLDWATER CREEK INC.

David Gunter

Divisional Vice President of Corporate Communications & Investor Relations

208-263-2266

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING INFORMATION:

This news release contains “forward-looking statements” within the meaning of the securities laws, including statements relating to our projected quarterly and annual fiscal year 2006 net sales, earnings per share, capital expenditures and store openings, as well as projections for fiscal 2006 regarding national brand advertising expense, catalog circulation, sales channel mix and our direct sourcing initiative. These statements are based on management’s current expectations and are subject to a number of uncertainties and risks, as well as assumptions that, if they do not fully materialize or prove incorrect, could cause our actual results to differ materially from those expressed or implied by the forward-looking statements. Important factors that could cause actual results to differ materially from estimates or projections contained in the forward-looking statements include, but are not limited to,

•	unexpected or increased costs or delays in the development and expansion of our retail chain, such as delays we may encounter in securing premium retail space for our stores;

•	our potential inability to recover the substantial fixed costs of our retail expansion due to sluggish sales;

•	our inability to continue to fund our retail expansion with operating cash as a result of either lower sales or higher than anticipated costs, or both

•	delays we may encounter in sourcing merchandise from our foreign and domestic vendors, and risks related to our foreign sourcing strategy, which include additional costs of doing business overseas, transportation delays, and political and economic instability, and the possibility, therefore, that foreign sourcing may not lead to any reduction of our sourcing costs;

•	factors that could cause us to curtail or abandon our spa concept test and to not be able to recover any amounts we have invested, including unexpected or increased costs or delays in developing the spa concept, strain on management or working capital resources and the possibility we will determine through development or testing of the concept that demand does not meet our expectations;

•	unexpected costs or problems associated with our efforts to manage our expanding and increasingly complex business ,including our efforts to improve and integrate our management information systems and controls and our planned distribution center expansion;

•	uncertainties related to our shift to a triple-channel model, in particular, the effects of shifting patterns of e-commerce or retail purchases versus catalog purchases;

•	the inherent difficulty in forecasting consumer buying patterns and trends and the possibility that recent product margins and customer response rates for our merchandise may not be sustained;

•	our inability to realize the full value of merchandise currently in inventory as a result of sluggish sales, ever-changing customer tastes and buying trends;

•	the inherent difficulties in catalog management, for which we incur substantial costs prior to mailing that we may not be able to recover, and the possibility of unanticipated increases in mailing and printing costs;

•	new interpretations of or changes to current accounting rules;

•	increasing competition from discount retailers and companies that have introduced concepts or products similar to ours;

•	difficulties encountered in anticipating and managing customer returns;

•	changes in consumer spending based on weather, economic, political, competitive and other conditions beyond our control and such other factors as are discussed in our Form 10-Q Quarterly Reports and in our most recent Form 10-K Annual Report filed with the U.S. Securities and Exchange Commission (“SEC”). We believe that these forward-looking statements are reasonable; however, you should not place undue reliance on forward-looking statements, which are based on current expectations and speak only as of the date of this release. We are not obligated to publicly release any revisions to forward-looking statements to reflect events after the date of this release. We provide a detailed discussion of risk factors in periodic SEC filings, and you are encouraged to review these filings in connection with this release.